UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

SUNVALLEY SOLAR, INC.
(Exact name of registrant as specified in its charter)

Nevada                   333-150692                 20-8415633

(State of                  (Commission              (I.R.S. Employer

Incorporation)             File Number)             Identification No.)

398 Lemon Creek Dr., Suite A, Walnut, CA 91789
(Address of principal executive offices and Zip Code)

(909) 598-0618
Registrant's telephone number, including area code

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 10, 2014, the Board of Directors of Sunvalley Solar, Inc. (the “Company”) approved conditional common stock repurchases from certain officers, directors and/or employees of the Company named below at $8.00 per common share:

Name                                                     No. of Shares                                       Cash Repurchase Price

Zhijian Zhang                                     46,200                                                  $369,600.00

Hangbo Yu                                          41,200                                                  $329,600.00

Waiman Mandy Chung                      6,250                                                  $  50,000.00

Shirley Liao                                           5,000                                                  $  40,000.00

Anyork Lee                                           1,900                                                  $  15,200.00

Thomas L Louie                                   1,250                                                  $  10,000.00

Dan Shi                                                  2,556                                                  $  20,448.00

The Company’s repurchase of the shares described above is conditioned upon the following events: (a) the completion of an acquisition of, or merger with, another company that is approved by the Company’s Board of Directors (the “Future Business Transaction”); and (b) the completion by the Company of at least $900,000 in funding on terms which will have been approved by the Company’s Board of Directors.

The Company has or will enter into a Stock Purchase Agreement with each selling shareholder consistent with the terms described above.

Payments for these shares will be made within two (2) months after the Future Business Transaction is completed and the funding has been received in the Company’s bank account, provided that the Future Business Transaction and the funding is received by the Company on or before September 1, 2015.

If the Future Business Transaction is not completed and the transaction funding is not in the Company’s account on or before September 1st, 2015, the stock buy back may be terminated by Board of Directors, in its sole discretion, and the common stock shares will not be purchased from the employees named above.

The stock repurchase transactions are at a per share price which is substantially higher than the existing market price for the Company’s shares of common stock.  The transactions are intended to provide an incentive to the Company’s executives and key employees for their loyalty and long term employment.

The transactions with Zhijian Zhang and Hangbo Yu are material to the Company’s financial statements.  As a result, the Stock Purchase Agreements with Zhijian Zhang and Hangbo Yu are attached to this Form 8-K Current Report as Exhibits.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Effective October 10, 2014, the Board of Directors approved the issuance of 50,000 shares of Class A Convertible Preferred Stock to Zhijian Zhang at the price of $0.02 per share cash for total consideration of $1,000.  No underwriting discounts or commissions were paid.  The shares were issued to Mr. Zhang on October 10th, 2014.

The shares were issued without registration under the Securities Act of 1933, pursuant to Section 4(2) for transactions not involving any possible offering.  Mr. Zhang is an accredited investor, and he acquired the shares with investment intent.  The shares have been appropriately restricted.

Shares of Class A Convertible Preferred Stock are convertible into shares of the Company’s Common Stock on a 1 for 1 share basis.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 10, 2014, Robert Dyskant was appointed as a director of Sunvalley Solar, Inc. (the “Company”) to serve until the next Annual Meeting of Shareholders and until his successor is elected and qualifies.  All directors of the Company hold office for one year terms until the election and qualification of their successors.

Mr. Dyskant was appointed as a director by the other two directors of the Company, Zhijian (James Zhang and Hangbo (Henry) Yu, who believe Mr. Dyskant will be a valuable addition to the Board of Directors.  Mr. Dykskant is believed to be an independent director of the Company since he is not an officer, director or shareholder of the Company, and the Company has no material relationship with Mr. Dyskant.  Mr. Dyskant has not engaged in any “related party” transactions with the Company as such transactions are described in Item 404(a) of Regulation S-K, and none are proposed or contemplated at the present time.

Robert Dyskant, age 89, retired from the Dyskant Company, a company in which he was the Chief Executive Officer and owner for over 20 years.  The Dyskant Company was involved in the import, export and wholesale business.  Prior to establishing the Dyskant Company, Mr. Dyskant served as a senior sales manager in a precious jewelry business for over 10 years.

Mr. Dyskant is not expected to be named to any committee of the Board of Directors, since the Board of Directors presently has no committees.

There are no family relationships between Mr. Dyskant, the other directors of the Company, or the Company’s principal shareholders.

The Company will compensate its independent director no more than $300 for each Board of Directors meeting which he attends.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

Number                                                 Description

10.1                                                        Stock Purchase Agreement dated October 10, 2014 between Sunvalley Solar, Inc. and Zhijian Zhang

10.2                                                        Stock Purchase Agreement dated October 10, 2014 between Sunvalley Solar, Inc. and Hangbo Yu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVALLEY SOLAR, INC.

(Registrant)

Date: October 29, 2014                                                      By:_/s/ Zhijian Zhang___________

Zhihian (James) Zhang

Chief Executive Officer and

Director

Date: October 29, 2014                                                      By:_/s/ Mandy Chung___________

Mandy Chung

Chief Financial Officer

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